UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2005

ENVIROKARE TECH INC

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5850 T.G. Lee Blvd, Suite 535 Orlando, Florida	89120

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 856-8882

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company has filed a Declaratory Judgment action in U.S. District Court for the Southern District of New York against Steve Pappas, a director of the Company. Envirokare is asking that the Voting Trust and Trust Agreement signed by Mr. Pappas on August 7, 2003 be declared valid and in full force and effect until August 7, 2006. Mr. Pappas had previously made a demand of the Trustee and the Company to terminate this trust. The docket number of this action is 1:05cv-05515-LAK.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 22, 2005

Envirokare Tech Inc.

Registrant

By:	/s/ George Kazantzis

George Kazantzis, Acting President